Exhibit 99.1 Press Release

UPDATE: 5Barz International, Inc. Finalizes Name Change and Announces Cancellation of Shares

SEATTLE, WA--(Marketwire - December 30, 2010) - 5BARZ INTERNATIONAL INC., formerly Bio-Stuff (OTCBB: BARZ) (the "Company") President Daniel Bland is pleased to announce the completion of the change of the Company's name to 5Barz International Inc. and the cancellation of 87,800,000 shares of common stock.

THE NAME CHANGE

On December 29, 2010, the name of the Company was changed to 5Barz International Inc. and the trading symbol of the Company was changed to BARZ.

THE SHARE CANCELLATION

On December 30, 2010, Daniel Bland, the sole officer and director of the Company, voluntarily cancelled 87,800,000 shares of common stock he held. As a result the Company now has 71,969,800 shares of common stock issued and outstanding. Daniel Bland continues to hold 40,000,000 shares of common stock.

About 5Barz International Inc.

5Barz International Inc. will focus on the sales and marketing of the Cellynx cellular network extender technology when the Company completes the acquisition of certain assets.

Investor Contact
Daniel Bland

360-656-6395